Exhibit 99.2

MANUFACTURING OPERATIONS OF WICOR, INC.

Condensed Consolidated Financial Statements as of June 30, 2004 and for

the six-month Periods Ended June 30, 2004 and 2003

MANUFACTURING OPERATIONS OF WICOR, INC.

TABLE OF CONTENTS

Page
CONDENSED CONSOLIDATED FINANCIAL STATEMENTS AS OF JUNE 30, 2004 AND FOR THE SIX MONTH PERIODS ENDED JUNE 30, 2004 AND 2003:

Condensed Consolidated Balance Sheets	1

Condensed Consolidated Statements of Income	3

Condensed Consolidated Statements of Cash Flows	4

Notes to Condensed Consolidated Financial Statements	5

MANUFACTURING OPERATIONS OF WICOR, INC.

CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)

In Thousands	June 30 2004
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$17,599
Accounts receivable, net	167,766
Inventories	119,128
Deferred income taxes	6,043
Other	11,330

Total current assets	321,866

PROPERTY, PLANT AND EQUIPMENT, NET:	122,540

OTHER ASSETS:
Goodwill	392,657
Other intangible assets, net	65,552
Prepaid pensions	41,467
Other	3,074

502,750

TOTAL ASSETS	$947,156

See notes to condensed consolidated financial statements.

MANUFACTURING OPERATIONS OF WICOR, INC.

CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)

In Thousands	June 30 2004
LIABILITIES AND BUSINESS EQUITY

CURRENT LIABILITIES:
Short-term borrowings	$21,097
Current maturities of long-term debt	927
Accounts payable	73,351
Accrued payroll and benefits	18,042
Debt and payables due to WEC	45,320
Accrued taxes	12,197
Other	34,645

Total current liabilities	205,579

LONG-TERM DEBT, less current maturities	230,217

POST-RETIREMENT BENEFITS	15,325
DEFERRED INCOME TAXES	75,563
OTHER LIABILITIES	11,193
MINORITY INTEREST	2,652

BUSINESS EQUITY	406,627

TOTAL LIABILITIES AND BUSINESS EQUITY	$947,156

See notes to condensed consolidated financial statements.

MANUFACTURING OPERATIONS OF WICOR, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

In Thousands	Six months ended June 30, 2004	Six months ended June 30, 2003
NET SALES	$417,343	$383,920
COST OF GOODS SOLD	313,292	283,589

Gross profit	104,051	100,331

SELLING AND ADMINISTRATIVE EXPENSES	68,187	61,469

Operating income	35,864	38,862

INTEREST EXPENSE	9,146	10,171
OTHER (INCOME)/EXPENSE, NET	(333)	(52)

Income before income taxes and minority interest	27,051	28,743

INCOME TAX EXPENSE	10,553	11,160
MINORITY INTEREST IN SUBSIDIARY INCOME	80	95

NET INCOME	$16,418	$17,488

See notes to condensed consolidated financial statements.

MANUFACTURING OPERATIONS OF WICOR, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

In Thousands	Six months ended June 30, 2004	Six months ended June 30, 2003
NET CASH PROVIDED BY OPERATING ACTIVITIES	20,000	35,787

INVESTING ACTIVITIES:
Capital expenditures	(9,952)	(5,198)
Proceeds from the sale of property, plant, and equipment	270	15

Net cash used in investment activities	(9,682)	(5,183)

FINANCING ACTIVITIES:
Change in short-term borrowings	1,952	(1,736)
Change in debt and payables due to WEC	(19,649)	(22,860)
Payment of long-term debt	(448)	(338)

Net cash used in financing activities	(18,145)	(24,934)

INCREASE/(DECREASE) IN CASH AND CASH EQUIVALENTS	(7,827)	5,670
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	25,426	8,569

CASH AND CASH EQUIVALENTS, END OF PERIOD	$17,599	$14,239

See notes to condensed consolidated financial statements.

MANUFACTURING OPERATIONS OF WICOR, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

1.	BASIS OF PRESENTATION

The Manufacturing Operations of WICOR, Inc. (the “Company”) includes the manufacturing businesses of WICOR Inc. which includes WICOR Industries, LLC (formerly WICOR Industries, Inc.) and its wholly-owned subsidiaries: Sta-Rite Industries, LLC (“Sta-Rite”, formerly Sta-Rite Industries, Inc.), SHURflo, LLC (“Shurflo”, formerly SHURflo Pump Manufacturing Co.), and Hypro, LLC (“Hypro”, formerly Hypro Corporation). WICOR Manufacturing does not include the other utility businesses owned by WICOR, Inc. Prior to July 31, 2004, WICOR, Inc. was wholly owned by Wisconsin Energy Corporation (“WEC”). On July 31, 2004, WEC sold the manufacturing businesses of WICOR, Inc. to Pentair for $850 million in cash. WE Energies is a residential and commercial gas and electric utility entity of WEC.

We prepared the unaudited condensed consolidated financial statements following the requirements of the Securities and Exchange Commission (SEC) for interim reporting. As permitted under those rules, certain footnotes or other financial information that are normally required by accounting principles generally accepted in the United States can be condensed or omitted.

We are responsible for the unaudited financial statements included in this document. The financial statements include all normal recurring adjustments that are considered necessary for the fair presentation of our financial position and operating results.

Revenues, expenses, cash flows, assets and liabilities can and do vary during each quarter of the year. Therefore, the results and trends in these interim financial statements may not be indicative of those for a full year.

Supplemental cash flow disclosures – Interest paid was $8.9 and $12.3 million for the six month periods ended June 30, 2004 and 2003, respectively. Income taxes paid were $9.8 and $6.4 million for the six month periods ended June 30, 2004 and 2003, respectively.

2.	INVENTORIES

Inventories consist of the following:

In thousands	June 30 2004
Raw materials and purchased parts	$43,855
Work in process	14,783
Finished goods	60,490

Total	$119,128

3.	RELATED PARTY TRANSACTIONS

Certain expenses incurred by WEC on behalf of the Company are included in the Company’s financial statements. The Company was charged $937,000 and $793,000 by WEC for allocated administrative expenses during the six months ended June 30, 2004 and 2003, respectively. The Company paid $102,000 and $116,000 to WE Energies (a subsidiary of WEC) and $356,000 and $276,000 to an affiliated company for various natural gas charges for the six months ended June 30, 2004 and 2003, respectively.

4.	GOODWILL AND OTHER INTANGIBLE ASSETS

Changes in the carrying amount of goodwill for the six months ended June 30, 2004 and 2003 are as follows:

In thousands	June 30 2004	June 30 2003
Balance at the beginning of the period	$392,874	$390,194
Purchase accounting adjustments	39	1,585
Currency translation	(256)	532

Balance at the end of the period	$392,657	$392,311

Other intangible assets are comprised of the following (in thousands):

	June 30, 2004
	Gross Carrying Amount	Accumulated Amortization	Other Intangibles, Net
Finite-life intangible assets
Patents	$10,419	$5,168	$5,251
Engineering drawings	8,161	2,836	5,325
General intellectual property	2,877	456	2,421
Other	75	28	47

Total finite-life intangible assets	$21,532	$8,488	$13,044

Indefinite-life intangible assets
Trademarks and tradenames			$52,508

Total intangibles, net			$65,552

Amortization expense in the first half of 2004 was $808,000. On a calendar year basis, the estimated future amortization expense for identifiable intangible assets during the next five years is as follows:

In thousands	2004 Second half	2005	2006	2007	2008
Balance at the beginning of the period	$778	$1,581	$1,568	$1,189	$1,158

5.	ACCRUED WARRANTY

The changes in the carrying amount of warranties for the six months ended June 30, 2004 and 2003 are as follows:

In thousands	June 30 2004	June 30 2003
Balance at the beginning of the period	$7,743	$7,462
Warranty payments	(5,870)	(6,129)
Warranty expense	6,733	6,875

Balance at the end of the period	$8,606	$8,208

6.	PENSION PLANS AND OTHER POSTRETIREMENT BENEFITS PLANS

Components of net periodic benefit cost for the six months ended June 30, 2004 and 2003 are as follows (in thousands):

	Six months ended June 30, 2004		Six months ended June 30, 2003
	Pension Benefits	Other Postretirement Benefits	Pension Benefits	Other Postretirement Benefits
Service cost	$2,188	$141	$897	$125
Interest cost on projected benefit obligations	5,952	760	2,440	672
Expected return on assets	(8,807)	—	(3,610)	—
Amortization of transition obligation	12	—	5	—
Amortization of prior service cost	88	—	36	—
Amortization of actuarial loss	1,611	108	661	96
Other, net	0	—	0	—

Net periodic benefit cost	1,044	1,009	429	893

Employer Contributions - We previously disclosed in our financial statements for the year ended December 31, 2003, that we expected to make cash contributions of $1.8 million to our other postretirement plans in 2004. The entire $1.8 million contribution is discretionary as the plans are not subject to any minimum regulatory funding requirements. Due to the Pentair acquisition, the actual discretionary cash contributed to the plan in 2004 may be less than the full $1.8 million.

7.	BUSINESS EQUITY

Business Equity represents WEC’s ownership interest in the recorded net assets of the Company. Other comprehensive income, which includes foreign currency translation gains and losses and minimum pension liability adjustments, are recorded directly in business equity. An analysis of the accumulated other comprehensive income balance, included in business equity on the condensed consolidated balance sheet at June 30, 2004, is as follows:

2004
(In Thousands)
Foreign currency translation	$6,844
Minimum pension liability, net of tax of $594	(1,011)

$5,833

8.	NEW ACCOUNTING STANDARDS

In May 2004, the Financial Accounting Standards Board (“FASB”) issued Staff Position (“FSP”) 106-2, Accounting and Disclosure Requirements Related to the Medicare Prescription Drug, Improvement and Modernization Act of 2003, which supercedes FSP 106-1 of the same title issued in January 2004. FSP 106-2 becomes effective for the first interim or annual period beginning after June 15, 2004. FSP 106-2 provides guidance on the accounting for the effects of the Medicare Prescription Drug, Improvement and Modernization Act of 2003 (the “Act”) for employers that sponsor postretirement health care plans that provide prescription drug benefits FSP 106-2 also requires those employers to provide certain disclosures regarding the effect of the federal subsidy provided by the Act. Since our postretirement health care plan is a fully insured plan and is not eligible to receive the federal subsidy, we do not expect adoption of FSP No. 106-2 to have any effect on our financial condition or results of operations.

9.	CONTINGENCIES

Product Liability - The Company is party to certain product liability claims and legal proceedings arising in the normal course of business. The Company accrues a liability for these claims when a loss is probable and the amount is reasonably estimable. In developing its estimate of any such probable loss, management considers the nature of the damages claimed, available insurance coverage, and other relevant facts. Management re-evaluates the likelihood and amount of loss whenever there are significant changes in facts and circumstances or as new information becomes available.

In February 2004, the Company became aware of a potential product liability claim. Based on the limited information currently available, management does not believe a loss is probable at this point. Accordingly, no liability for this claim has been recorded in the Company’s consolidated balance sheet at June 30, 2004. If a loss did occur, the Company’s maximum exposure regarding this claim would be $2.5 million, as any additional loss would be covered by insurance.

Environmental Matters - The Company is involved in various environmental matters, including matters in which its subsidiaries and/or predecessor entities have been named as potentially responsible parties under the Comprehensive Environmental Response Compensation and Liability Act (“CERCLA”). The Company has established accruals for all environmental contingencies of which management is aware in accordance with generally accepted accounting principles. Based on current information, management believes that future costs in excess of the amounts accrued on all presently known and reasonably estimable environmental contingencies will not be material to the Company’s financial position, results of operations or cash flows.

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